UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2023

Catalyst Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51173	56-2020050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd
Suite 120
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 871-0761
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series Y Preferred Stock

On June 20, 2023, the board of directors (the “Board”) of Catalyst Biosciences, Inc., a Delaware corporation (the “Company” or “Catalyst”), declared a dividend of one one-thousandth of a share of Series Y Preferred Stock, par value $0.001 per share (“Series Y Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), to stockholders of record at 5:00 p.m. Eastern Time on June 30, 2023. The Company has filed a certificate of designation with respect to the Series Y Preferred Stock (the “Certificate of Designation”) that sets forth the rights, preferences and limitations of the Series Y Preferred Stock, including the following:

General; Transferability. Shares of Series Y Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series Y Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series Y Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each whole share of Series Y Preferred Stock will entitle the holder thereof to 250,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series Y Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series Y Preferred Stock would entitle the holder thereof to 250 votes. The outstanding shares of Series Y Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to any proposal to adopt an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment, which proposal may or may not involve a reduction in the total authorized Common Stock (the “Reverse Stock Split”). The Series Y Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split, the vote of each share of Series Y Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split will be cast in the same manner as the vote, if any, of the share of Common Stock in respect of which such share of Series Y Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series Y Preferred Stock (or fraction thereof) held by such holder. Holders of Series Y Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to Series Y Preferred Stock on the Reverse Stock Split or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split.

Dividend Rights. The holders of Series Y Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series Y Preferred Stock will rank (i) senior to the Common Stock and (ii) junior to (A) the Series X Convertible Preferred Stock, par value $0.001 per share, and (B) the CVRs and CVR Payments, in each case, as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series Y Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.001 per outstanding share of Series Y Preferred Stock. “CVRs” means the contingent value rights distributed pursuant to that certain Contingent Value Rights Agreement, dated December 26, 2022, by and between the Company and American Stock Transfer & Trust Company, LLC and “CVR Payments” means any amounts paid or to be paid under such Contingent Value Rights Agreement.

Redemption. All shares of Series Y Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series Y Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series Y Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing the Reverse Stock Split.

Each share of Series Y Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.001 in cash (rounded to the nearest cent) (the “Redemption Amount”) for each whole share of Series Y Preferred Stock that is “beneficially owned” by the “beneficial owner” (as such terms are defined in the Certificate of Designation) thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. Any beneficial owner may contact the Company in writing during the thirty (30) day period following the applicable redemption by delivering to the Company (or its designated agent) the completed notice provided within the Certificate of Designation. Any Redemption Amount that is not claimed by a beneficial owner within such thirty (30) day period will be automatically forfeited.

The Series Y Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series Y Preferred Stock has no stated maturity and will not be subject to any sinking fund. The Series Y Preferred Stock will not be subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to be, and does not constitute, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transactions between Catalyst, GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”, and collectively with GNI USA, GNI Group and GNI HK, the “Contributors”), the individuals (collectively, the “Minority Holders”) listed on Annex A of that certain Business Combination Agreement, dated December 26, 2022 and amended on March 29, 2023, and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (the “CPI”), Catalyst has filed relevant materials with the SEC, including a preliminary proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2023 and amended on May 15, 2023 (the “Preliminary Proxy Statement”), and intends to file a definitive proxy statement and a registration statement on Form S-3 that will contain a prospectus of Catalyst. CATALYST URGES ITS INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CATALYST, CPI, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders may obtain free copies of the Preliminary Proxy Statement, and will be able to obtain free copies of the definitive proxy statement and the prospectus and other documents filed by Catalyst with the SEC (when they become available), through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement and prospectus and other documents filed by Catalyst with the SEC by contacting Catalyst Biosciences, Inc. at 611 Gateway Blvd. Suite 120, South San Francisco, California 94080. Investors and stockholders are urged to read the definitive proxy statement and prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation

Catalyst, the Contributors, the Minority Holders, the entities held by the Minority Holders, and CPI, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about Catalyst’s directors and executive officers is included in Catalyst’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC, the Preliminary Proxy Statement for Catalyst’s 2023 special meeting of stockholders, and Catalyst’s Form 8-K filed with the SEC on December 27, 2022. Information regarding the persons who may be deemed participants in the solicitation of proxies has been included in the Preliminary Proxy Statement filed with the SEC and additional information may be included in the definitive proxy statement and prospectus relating to the proposed transactions to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation for Series Y Preferred Stock

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: June 20, 2023	By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer